Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer International Growth and Income Fund:

We consent to the use of our report, dated September 15, 2016, on the financial statements of Oppenheimer International Growth and Income Fund (the Fund) as of and for the period ended September 1, 2016, included herein as part of the Fund’s Registration Statement on Form N-1A, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

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KPMG LLP

Denver, Colorado
October 14, 2016